September 6, 2017

BLINK

SMS Real Estate LLC

VIA ELECTRONIC MAIL

Re: **Agreement to Convert – Warrants**

SMS Real Estate LLC

You are being sent this letter (the "Letter Agreement") as you are currently the holder of warrant shares of Blink Charging Co. formerly known as Car Charging Group, Inc. (the "Company"). Reference is made to transaction documents entered into by and among the Company and SMS Real Estate LLC (sometimes hereinafter referred to as the "Holder") pursuant to which you acquired warrant shares (the "Transaction Documents"). Notwithstanding anything to the contrary, this Letter Agreement is specifically limited to the following two warrants:

Warrant Holder	Warrant Number	Date of Issuance	Date of Expiration	Number Outstanding
SMS Real Estate	I-3	4/1/15	4/1/20	1,000
SMS Real Estate	I-5	11/9/15	11/9/20	1,000

Both of the above described warrants are hereinafter referred to as the ("Warrants").

Our Current Financing

As you may be aware, the Company is currently in the process of pursuing a public offering of its securities to raise up to $20,000,000 and list its securities onto the NASDAQ (the "Offering"). The Company has filed a registration statement on Form S-1 related to the Offering which is being led by Joseph Gunnar & Co (the "Underwriter"). In connection with the Offering, the Company has engaged in a reverse stock split pursuant to which the number of our shares of common stock, par value $0.001 per share (the "Common Stock"), issued and outstanding was reduced proportionately based on the reverse stock split ratio. The Company believes that attaining and maintaining the listing of our shares of Common Stock on NASDAQ is in the best interests of our Company and its stockholders, because if listed on NASDAQ, the Company believes that the liquidity in the trading of its Common Stock could be significantly enhanced, which could result in an increase in the trading price and may encourage investor interest and improve the marketability of our Common Stock to a broader range of investors. The Company

3284 N 29th Ct, Hollywood, FL 33020
Office: (305) 521-0200 Fax: (305) 521-0201
BlinkCharging.com

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is therefore contacting you and other holders of the Company's securities to request they convert their holdings into Common Stock.

<u>What We Need From You</u>

By executing and delivering this letter, you agree to accept shares of restricted common stock as described below as full compensation for the Warrants and any other amounts owed to you under any compensation associated with the Warrants including, but not limited to, any accrued dividends owed, Public Information Failure, and any penalties associated with the Company's failure to meet its securities registration obligations As of August 31, 2017 our records indicate that the Warrants have the right to 2,000 Warrant shares.

You will hereby agree to automatically convert upon your signing of this Letter Agreement (the "Automatic Warrant Conversion"), your 2,000 Warrant shares into 1,700 shares of the Company's Common Stock (the "Exchange Shares"). Within ten (10) business days of the date of your signing this Letter Agreement, the Company shall send you instructions on surrendering to the Company the original Warrants; provided, however, the Automatic Warrant Conversion shall be effective on the signing of this Letter Agreement whether or not you surrender your original Warrants, which shall be null and void on such date. Upon the signing of this Letter Agreement, SMS Real Estate LLC shall be deemed for all corporate purposes to have become the owner and holder of record of the Exchange Shares. Furthermore, the Company hereby agrees to deliver a stock certificate representing the Exchange Shares to SMS Real Estate LLC on or before September 29, 2017.

By your agreement and acknowledgment below, this Letter Agreement shall serve as written confirmation that:

1. You agree to the terms of the Automatic Warrant Conversion.

2. You acknowledge and agree that upon the Automatic Warrant Conversion, the Warrants shall be cancelled.

By signing below, this Letter Agreement shall serve as written confirmation that you have reviewed this Letter Agreement (and consulted with your legal and tax advisors to the extent you deemed necessary) and agree to the terms and conditions of the Automatic Warrant Conversion as described herein. Upon the signing of this letter agreement, you understand that you will be releasing and discharging the Company and its affiliates from any and all obligations and duties that such persons may have to you with respect to the Warrants, including but not limited to, any registration rights associated with the Warrants share ownership.

This Letter Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter

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of this Letter Agreement. In addition, you hereby represent that you meet the requirements of at least one of the suitability standards for an "accredited investor" as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended and that you have had the opportunity to obtain any additional information, to the extent the Company has such information in its possession or could acquire it without unreasonable effort or expense, necessary in connection with the matters set forth in this Letter Agreement including, without limitation, information concerning the financial condition, results of operations, capitalization and business of the Company deemed relevant by you or your advisors, if any, and all such requested information, to the extent the Company had such information in its possession or could acquire it without unreasonable effort or expense, has been provided to your full satisfaction.. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to choice of law principles. This Letter Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. In case any provision of this Letter Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Letter Agreement, and the validity legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

This Letter Agreement evidences waiver by the undersigned with respect to any and all defaults or events of default by the Company with respect to any failure by the Company to comply with any covenants contained in the Warrants including, but not limited to, any registration rights associated with the Warrants share ownership.

The Company covenants, represents and warrants to SMS Real Estate LLC, and covenants for the benefit of SMS Real Estate LLC, as follows:

(a) The Company has been duly incorporated and is validly existing and in good standing under the laws of the state of Nevada, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify would not have a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" shall mean any material adverse effect on the business, operations, properties, prospects, or financial condition of the Company and its subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Letter Agreement in any material respect.

(b) The issuance of the Exchange Shares is duly authorized and, upon issuance in accordance with the terms hereof, the Exchange Shares shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens and charges and other encumbrances with respect to the issue thereof and the Exchange Shares shall be fully paid and

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non-assessable with the Holder being entitled to all rights accorded to a holder of Common Stock. No commission or other remuneration has been paid by the Holder to the Company in connection with this Letter Agreement, Automatic Warrant Conversion and/or any transactions contemplated hereby.

(c) This Letter Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and the Company has full power and authority to execute and deliver this Letter Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

(d) The execution and delivery of this Letter Agreement and the consummation of the transactions contemplated by this Letter Agreement by the Company, will not (i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) the Company's certificate of incorporation or by-laws, or (B) of any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound, (ii) result in a violation of any provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets or (iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject except in the case for any such conflicts, breaches, or defaults or any liens, charges, or encumbrances which would not have a Material Adverse Effect.

(e) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Letter Agreement or the offer, sale or issuance of the Exchange Shares or the consummation of any other transaction contemplated by this Letter Agreement.

(f) The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and delivery of the Exchange Shares hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Exchange Shares, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Exchange Shares under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general

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solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Exchange Shares.

(g) The Company represents that it has not paid, and shall not pay, any commissions or other remuneration, directly or indirectly, to any third party for the solicitation of this exchange transaction. Other than the exchange of the Warrants, the Company has not received any consideration for the Exchange Shares.

(h) The Company shall file, on or before 5:30 p.m., New York City time on September 11, 2017: (i) a current report on Form 8-K with the Securities and Exchange Commission (the "SEC"); (ii) a press release; or (iii) an Amendment to its Registration Statement on Form S-1/A (File No. 333-214461) with the SEC (the particular filing made shall be referred to herein as the "Public Disclosure"), relating to the loan transaction contemplated by and among the Company, Chase Mortgage, Inc. and SMS Real Estate LLC and attaching (in the case of a 8-K or S-1/A), the form of the loan transaction documentas as an exhibit to such 8-K or S-1/A. From and after the filing of the Public Disclosure, the Holder shall not be in possession of any material nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, Affiliates (as defined in the Warrants), employees or agents, that is not discloded in the Public Disclosure. In addition, effective upon the filing of the Public Disclosure, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, Affiliates, employees or agents, on the one hand, and the Holder or any of its Affilates, on the other hand, shall terminate. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, Affiliates, employees and agents, not to, provide the Holder with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of the Holder. To the extent that the Company, any of its Subsidiaries or any of their respective officers, directors, Affiliates employees or agents delivers any material, non-public information to the Holder without the Holder's consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, Affiliates, employees or agents with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, Affiliates, employees or agents not to trade on the basis of, such material, non-public information. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.

(i) For the purposes of Rule 4(a)(1) and, if applicable, Rule 144, the Company acknowledges that the holding period of the Exchange Shares may be tacked onto the holding period of the Warrants, and the Company agrees not to take a position contrary to this Section.

(j) Entire Agreement. This Letter Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating

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thereto all of which are merged herein. This Letter Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by both of the parties.

(k) Successors and Assigns. This Letter Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Warrants.

(l) No Third Party Beneficiaries. This Letter Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(m) Survival. The representations, warranties and covenants of the Company and the Holder contained herein shall survive the closing and delivery of the Exchange Shares.

The parties hereby consent and agree that if this Letter Agreement shall at any time be deemed by the parties for any reason insufficient, in whole or in part, to carry out the true intent and spirit hereof or thereof, the parties will execute or cause to be executed such other and further assurances and documents as in the reasonable opinion of the parties may be reasonably required in order more effectively to accomplish the purposes of this Letter Agreement.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

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Please indicate confirmation of the terms provided herein by executing and returning this letter in the space provided below.

Very truly yours,

BLINK CHARGING CO. f/k/a/
CAR CHARGING GROUP, INC.

By: ______________________
Name: Michael D. Calise
Title: Chief Executive Officer

Date: 09/06/17

ACCEPTED AND AGREED:

SMS REAL ESTATE LLC

____
Name:
Title:

Date: ______________________

3284 N 29th Ct, Hollywood, FL 33020
Office: (305) 521-0200 Fax: (305) 521-0201
BlinkCharging.com